UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events

On September 28, 2026, Peoples Bancorp Inc. (“Peoples”), parent company of Peoples Bank, issued a press release announcing that it has received all necessary regulatory approvals for the merger between Peoples and Citizens National Corporation (“Citizens”), with Peoples as the surviving corporation (the “Merger”), and for the merger between Peoples Bank and Citizens’ wholly owned subsidiary, Citizens Bank of Kentucky, Inc., with Peoples Bank as the surviving bank.

The Agreement and Plan of Merger dated as of April 20, 2026, by and between Peoples and Citizens, was approved by Citizens’ shareholders on August 6, 2026.

A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	September 28, 2026	By:/s/	KATIE BAILEY
Katie Bailey

Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
99	Press Release Issued by Peoples Bancorp Inc. on September 28, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

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